UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

CELLCEUTIX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52321	30-0565645
( State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center, Suite 151-B

Beverly, MA 01915

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 236-8717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2015 (the “Effective Date”), the Board of Directors (the “Board”) of Cellceutix Corporation, a Nevada corporation (the “Company”), appointed each of Dr. Barry Alan Schechter, Dr. Zorik Spektor, and Mark Tobin to serve as members of the Board until their successors are duly elected, qualified and seated or until their earlier resignation or removal.

Barry Schechter, M.D., F.A.A.O. - Dr. Schechter, age 51, is the Director of Department of Cornea and External Disease at Florida Eye Microsurgical Institute from the year 2005 to the present. He was co-founder and the original CEO of Pediavision, a company that was dedicated to saving children’s eyesight; the company and its innovative technology was recently sold. He is an expert consultant for Gerson Lehrman Group regarding the business and technology of eye care. Dr. Schechter’s practice involves diseases of the ocular surface, including dry eyes, allergies, infection, the latest in corneal, refractive and cataract surgery, and glaucoma. He is on the Editorial board for Advanced Ocular Care, a journal that reaches the top 10% of ophthalmologists and select optometrists. Dr. Schechter has reviewed articles for Cornea, the British Journal of Ophthalmology, and Journal of the American Academy of Ophthalmology. He has lectured internationally and published about treatment of ocular tumors, on lens implants, on dry eyes, and written a textbook chapter on surgical techniques. Dr. Schechter is involved in clinical research and consults for several ophthalmic pharmaceutical companies.

Zorik Spektor, M.D., F.A.A.P. - Dr. Spektor, age 58, is a fellowship trained Pediatric Otolaryngologist and Head and Neck Surgeon. He is Director of The Center for Pediatric ENT - Head and Neck Surgery in Boynton Beach, Florida from the year 1995 to the present. In addition, he is a Voluntary Assistant Professor of Surgery at the Department of Otolaryngology, University of Miami Leonard M. Miller School of Medicine. He is also an Affiliate Clinical Assistant Professor of Biomedical Science at Florida Atlantic University in Boca Raton, Florida.

He received his Bachelor’s Degree from Cornell University, and his Medical Doctorate at Albany Medical College of Union University in Albany, New York. He did his residency training in Otolaryngology - Head and Neck Surgery at the University of Connecticut and completed his fellowship in Pediatric Otolaryngology - Head and Neck Surgery at LeBonheur Children’s Medical Center in Memphis, Tennessee. Dr. Spektor is board certified in Otolaryngology – Head and Neck Surgery. He is a Fellow of the American Academy of Otolaryngology – Head and Neck Surgery and American Academy of Pediatrics. He is also a member of the American Society of Pediatric Otolaryngology and Society for Ear, Nose & Throat Advances in Children.

Prior to establishing the Center for Pediatric ENT – Head and Neck Surgery in 1995, Dr. Spektor was on the faculty of the University of Connecticut Health Science Center, Hartford Hospital and Newington Children’s Hospital, now known as Connecticut Children’s Hospital. He has lectured and presented extensively in the field of pediatric otolaryngology and has numerous peer-reviewed publications. Dr. Spektor has been a presenter as well as an invited speaker at local, national and international conferences. He continually conducts clinical research studies, which have produced significant advances in the field of Pediatric Otolaryngology. During the past decade he has been selected as one of the nation’s top doctors by several independent rating agencies for many consecutive years. Dr. Spektor has served on advisory boards for several medical device and pharmaceutical companies and has been involved in significant advances in the field of otolaryngology and Pediatric Otolaryngology.

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Mark R. Tobin, MBA. - Mark Tobin, age 41, is Director of Research at Digital Offering, a merchant bank, from October 2013 to the present. In addition, he is a Managing Partner at Tobin Tao & Company, a market research and advisory firm from February 2013 to the present. Previously, from May 2005 to February 2013, Mr. Tobin served as Director of Research and as a Senior Research Analyst at Roth Capital Partners, where he oversaw equity research on hundreds of small-cap public companies across a variety of sectors. Prior to that, he was a Program Manager and Senior Systems Engineer at Science Applications International Corporation, a FORTUNE 500® scientific, engineering, and technology applications company. Mr. Tobin began his career as an officer in the United States Air Force, overseeing advanced technology development programs and representing the U.S. as a NATO delegate. He graduated with honors from the U.S. Air Force Academy with a Bachelor’s of Science in Management and received an MBA from the University of Pittsburgh.

There are no arrangements or understandings between each of Dr. Barry Alan Schechter, Dr. Zorik Spektor, and Mark Tobin, and any other persons pursuant to which they were appointed to the Board. The Board of Directors has determined that Dr. Schechter, Dr. Spektor and Mr. Tobin are independent directors as that term is defined in Rule 5605 (a) (2) of the Nasdaq MKT Company Guide.

As compensation for their services on the Board, pursuant to written agreements substantially in the form attached as an exhibit hereto dated as of the Effective Date, the Company granted each of Dr. Schechter, Dr. Spektor and Mark Tobin, the following compensation: (i) quarterly cash fees in the amount of $6,250 paid quarterly, (ii) 20,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), which shares shall be restricted when issued and shall vest and be issued immediately upon the Company successfully listing the Common Stock on The Nasdaq Capital Market, and (iii) five year stock options with a Black Scholes model valuation equal to $20,000 on the issuance date, to purchase shares of Common Stock of the Company at a per share price equal to the closing price of the Common Stock one day prior to the date of issuance.

In addition to being members of the Board, it is anticipated that each of Dr. Schechter, Dr. Spektor and Mr. Tobin will serve on each of the Company’s Audit Committee as of the Effective Date, Compensation Committee and Nomination Committee. Mr. Tobin is the Audit Committee’s financial expert.

The Company has not entered into any transactions with each of Dr. Barry Schechter, Dr. Zorik Spektor, and Mark Tobin that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Director Agreement
99.1	Press Release titled " Cellceutix Selects Independent Directors and Committee Members”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellceutix Corporation

Date: April 27, 2015	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer

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